                                                                   Exhibit 10.66

                                                                  EXECUTION COPY

                 AMERICREDIT FINANCIAL SERVICES OF CANADA LTD.,

                             as Seller and Servicer

                                       and



                       AMERICREDIT CANADA FUNDING TRUST I,

                                   as Borrower

                                 by its trustee

                            CIBC MELLON TRUST COMPANY

                                       and



                    CONGRESS FINANCIAL CORPORATION (CANADA),

                         as Lender and Collateral Agent



                               SECURITY AGREEMENT



                          Osler, Hoskin & Harcourt LLP

                             Barristers & Solicitors

                                Toronto, Ontario

                               TABLE OF CONTENTS

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                                                                                    Page
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ARTICLE 1
     DEFINITIONS                                                                     1
     1.1      Defined Terms ....................................................     1
     1.2      Definitions ......................................................     1

ARTICLE 2
     SECURITY INTERESTS ........................................................     2
     2.1      Security Interest ................................................     2
     2.2      Fixed Nature of Security Interests ...............................     2
     2.3      Attachment .......................................................     2
     2.4      Obligations Secured ..............................................     2
     2.5      Borrower's Rights before Default .................................     3
     2.6      Default ..........................................................     3
     2.7      Rights and Remedies ..............................................     3
     2.8      Power of Attorney ................................................     4
     2.9      Payment of Deficiency ............................................     5
     2.10     Assemble the Collateral ..........................................     5
     2.11     Allocation of proceeds ...........................................     5
     2.12     Waivers and Extensions ...........................................     5

ARTICLE 3
     REPRESENTATIONS AND WARRANTIES ............................................     6
     3.1      Representations and Warranties of the Borrower and AmeriCredit
              Canada ...........................................................     6
     3.2      Representations and Warranties of the Servicer ...................     9
     3.3      Survival .........................................................     9
     3.4      Deemed Warranties ................................................     9

ARTICLE 4
     COVENANTS .................................................................     9
     4.1      Affirmative Covenants of AmeriCredit Canada ......................     9
     4.2      Negative Covenants of AmeriCredit Canada .........................    12
     4.3      Hedging Arrangements .............................................    13

ARTICLE 5
     ACCOUNTS ..................................................................    14
     5.1      Accounts .........................................................    14
     5.2      General Provisions Regarding Trust Accounts ......................    15

ARTICLE 6
     COLLECTIONS; DISTRIBUTIONS AND PAYMENTS ...................................    16
     6.1      Collections ......................................................    16
     6.2      Application of Collections .......................................    17
     6.3      Additional Deposits ..............................................    17
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                                TABLE OF CONTENTS
                                  (continued)
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                                                                                Page

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     6.4      Distributions ...................................................  17
     6.5      Cash Reserve Account ............................................  20
     6.6      Proceeds of Realization. ........................................  21
     6.7      Release .........................................................  21
     6.8      Assignment by Seller ............................................  22
     6.9      Borrowing Base Adjustment Loans .................................  22

ARTICLE 7

     THE COLLATERAL AGENT .....................................................  22
     7.1      Duties of the Collateral Agent ..................................  22
     7.2      Indemnification of Collateral Agent .............................  23
     7.3      Liability of the Collateral Agent ...............................  23

ARTICLE 8

     MISCELLANEOUS ............................................................  25
     8.1      Waivers; Amendments .............................................  25
     8.2      Notices .........................................................  25
     8.3      Governing Law; Submission to Jurisdiction .......................  27
     8.4      Counterparts ....................................................  28
     8.5      Successors and Assigns ..........................................  28
     8.6      Confidentiality Agreement .......................................  28
     8.7      Further Assurances ..............................................  29
     8.8      Headings ........................................................  29
     8.9      Limitation of Liability .........................................  29
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                                      -ii-

                               Security AGREEMENT

THIS SECURITY AGREEMENT dated as of April 30, 2002, among CONGRESS FINANCIAL CORPORATION (CANADA), as lender and collateral agent (together with its permitted successors and assigns, the "Lender" or "Collateral Agent", as applicable), AMERICREDIT CANADA FUNDING TRUST I, a trust established under the laws of the Province of Ontario (the "Trust" and, together with its successor and permitted assigns, the "Borrower") by its trustee CIBC MELLON TRUST COMPANY and AMERICREDIT FINANCIAL SERVICES OF CANADA LTD., as Servicer and Seller ("AmeriCredit Canada").

PRELIMINARY STATEMENTS. Subject to the terms and conditions of this Agreement, the Borrower desires to grant a security interest in and to the Collateral, including the Borrower's interest in the Receivables and related property, that includes the Borrower's interest in certain retail automotive installment sales contracts secured by automobiles.

Pursuant to the Loan Agreement, the Lender has provided certain loans to the Borrower and the Borrower will be obligated to pay the principal of and interest on the loans in accordance with the terms of the Loan Agreement.

The Borrower is granting a security interest in the Collateral to the Collateral Agent, for the benefit of the Lender, to secure the payment and performance of the Borrower of its obligations under this Agreement, the Loan Note and the Loan Agreement.

In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

1.1  Defined Terms

Unless the context otherwise requires or unless otherwise specified, all the terms used in this Agreement without initial capitals which are defined in the PPSA (Ontario) have the same meanings in this Agreement as in the PPSA (Ontario).

1.2  Definitions

In this Agreement, the following terms shall have the meanings set out below:

"Agreement" means this agreement entitled "Security Agreement" including any recitals and schedules to this Agreement, as may be modified, amended, restated, replaced or supplemented from time to time;

"Obligations" has the meaning specified therefor in Section 2.4;

"Loan Agreement" means the Loan Agreement, dated as of the date hereof, among the Borrower, AmeriCredit Canada, as Seller, Servicer and individually, the Lender and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

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                                      -2-

"Master Receivables Purchase Agreement" means the master receivables purchase agreement, dated as of the date hereof, among the Seller, the Purchaser and the Collateral Agent, as such agreement may be amended, supplemented or otherwise modified from time to time.

"Security Interest" means the Lien granted under Section 2.1.

All other capitalized terms not otherwise defined shall have the respective meanings set out in the Master Receivables Purchase Agreement and the Loan Agreement, as the case may be.

                                   ARTICLE 2
                               SECURITY INTERESTS

2.1  Security Interest

As general and continuing security for the payment, repayment and the performance of each of the Obligations of the Borrower to the Lender, the Borrower hereby grants to the Collateral Agent on behalf of the Lender and the Collateral Agent a continuing, specific and fixed security interest in all of the Collateral provided that once the Collateral Agent has released its interest in a Receivable and the Related Security pursuant to and in accordance with this Agreement, such Receivable and Related Security shall no longer be part of the Collateral.

2.2  Fixed Nature of Security Interests

The Security Interest is intended to operate as a fixed and specific charge of all of the Collateral presently existing, and with respect to all future Collateral, to operate as a fixed and specific charge of such future Collateral.

2.3  Attachment

The Borrower acknowledges that value has been given. The Security Interest is intended to attach, as to all of the Collateral, upon the execution by the Borrower of this Agreement.

2.4  Obligations Secured

The Collateral constitutes and will constitute continuing security for the following obligations (the "Obligations") of the Borrower to the Lender:

     (a) Indebtedness - The prompt payment, as and when due and payable, of all amounts now or hereafter owing by the Borrower to the Lender and the Collateral Agent under the Loan Agreement, the Loan Note, this Agreement and the other Transaction Documents whether now existing or hereafter incurred, matured or unmatured, direct, indirect or contingent, including any amendments, restatements, supplements, extensions, renewals and replacements thereof; and

     (b) Performance of Agreements - The strict performance and observance by the Borrower of all agreements, warranties, representations, covenants and conditions of the Borrower in favour of the Lender and the Collateral Agent made pursuant to the Loan Agreement, the Loan Note, this Agreement and the other Transaction Documents, in each case, as now in effect or as hereafter entered into, amended, restated, supplemented, renewed, extended or replaced from time to time.

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                                      -3-

2.5  Borrower's Rights before Default

Until the occurrence of a Termination Event and subject to the terms of this Agreement and the other Transaction Documents, the Borrower is entitled to deal with the Collateral in the ordinary course of business in accordance with the terms and provisions of the Master Receivables Purchase Agreement, the Loan Agreement, the Loan Note and the other Transaction Documents.

2.6  Default

The Borrower shall be in default under this Agreement upon the occurrence of any Termination Event.

2.7  Rights and Remedies

Should the Obligations be accelerated pursuant to Section 3.2 of the Loan Agreement, the Collateral Agent may exercise any or all of the rights and remedies contained in this Agreement or otherwise afforded by law, in equity or otherwise. The Collateral Agent shall have the right to enforce one or more remedies successively or concurrently in accordance with applicable law and the Collateral Agent expressly retains all rights and remedies not inconsistent with the provisions in this Agreement including all the rights it may have under the PPSA. Without limiting the generality of the foregoing, the Collateral Agent may, upon acceleration of the Obligations and to the extent permitted by applicable law:

     (a) Collection of Purchased Interest - (i) on written notice to the Borrower and the Administrator, exercise (in whole or in part) any and all rights, remedies, powers and privileges of the Borrower pursuant to the Master Receivables Purchase Agreement and the other Transaction Documents (including the appointment of a successor Servicer) to the extent that they constitute or relate to the Collateral in the place and stead and to the exclusion of the Borrower and the Administrator, and upon such notice the Administrator shall cease to have any powers to act as agent and administrator for and on behalf of the Trustee under the Master Receivables Purchase Agreement, or (ii) notify and direct the Obligors under any Receivable to make all payments whatever to the Collateral Agent or its agent or designee and the Collateral Agent or its agent or designee shall be entitled to hold such amounts received and any proceeds thereof as part of the Collateral. Any amounts received by the Borrower after such notification shall be deemed to be held in trust for the Collateral Agent (in the same medium received) and shall be turned over to the Collateral Agent or its agent or designee at the request of the Collateral Agent;

     (b) Retain the Collateral - Retain and administer the Collateral in the Collateral Agent's sole and unfettered discretion, which discretion the Borrower hereby acknowledges is commercially reasonable, and may exercise the Borrower's rights and remedies under the Master Receivables Purchase Agreement, the Servicing Agreement, the Hedging Arrangements and the Assignments;

     (c) Dispose of the Collateral - Dispose of any Collateral with or without notice, advertising or any other formality, all of which is hereby waived by the Borrower to the extent permitted by law. The Collateral Agent may, to the extent permitted

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                                      -4-

           by law, at their discretion establish the terms of such disposition. All payments made pursuant to such dispositions shall be credited against the Obligations only as they are actually received. The Collateral Agent may, to the extent permitted by law, enter into, rescind or vary any contract for the disposition of any Collateral and may dispose of any Collateral again without being answerable for any loss occasioned thereby;

     (d) Payment of Encumbrances - Pay any encumbrance, lien, claim or charge that may exist or be threatened against the Collateral. Any amount so paid together with costs, charges and expenses incurred in connection therewith shall be added to the Obligations;

     (e) Dealing with Collateral - Subject to applicable law, seize, collect, realize, borrow money on the security of, release to third parties, sell or otherwise deal with the Collateral in such manner, upon such terms and conditions, at such time or times and place or places and for such consideration as may seem to the Collateral Agent advisable and without notice to the Borrower. The Collateral Agent may charge on its own behalf and pay to others sums for expenses incurred and for services rendered (expressly including without limitation, legal, consulting, broker, management, receivership and accounting fees) in or in connection with seizing, collecting, realizing, borrowing on the security of, selling or obtaining payment of the Collateral and may add all such sums to the Obligations;

     (f) Possession - Immediately take possession of all of the Collateral or any part or parts thereof by action or otherwise, with power, among other things, to exclude the Borrower, to preserve and maintain the Collateral and make additions and replacements thereto and pay therefrom all reasonable expenses and charges of maintaining, preserving, protecting and operating the Collateral (payment of which may be necessary to preserve or protect the Collateral) and all sums expended shall be added to the Obligations;

     (g) Proofs of Claim - File proofs of claim and other documents to establish its claim in any proceedings relative to the Borrower;

     (h) Actions or Proceedings - With or without taking possession of all or any part of the Collateral and at the Borrower's expense, take any action or proceedings to observe or perform or cause to be observed or performed any covenant, agreement, proviso or stipulation relating to any of the Collateral, when and to the extent the Collateral Agent deems advisable; and

     (i) Other Remedies - exercise or pursue any other remedy or proceeding which the Collateral Agent is entitled, authorized or permitted hereby or by law or in equity in order to enforce the security constituted by this Agreement.

2.8  Power of Attorney

Upon the occurrence, and during the continuance of, a Termination Event, or a Potential Termination Event, and, in respect of the execution of the Purchaser Assignment referred to in Sections 1.7(e)(i) and 1.10(e)(iii) of the Master Receivables Purchase Agreement, the fulfillment

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                                      -5-

of the transactions contemplated in Sections 1.7(e)(i) and 1.10(e)(iii) of the Master Receivables Purchase Agreement and the execution of documents referred to in Section 6.7(b) hereof, the Borrower hereby constitutes and appoints any agent or representative from the Collateral Agent from time to time, or any receiver appointed of the Borrower as provided for in this Agreement, the true and lawful attorney of the Borrower irrevocably with full power of substitution to do, make and execute all such documents, acts, matters or things with the right to use the name of the Borrower whenever and wherever it may be deemed necessary or expedient in connection with the exercise of its rights and remedies set forth in this Agreement or in Section 1.7(e)(i) of the Master Receivables Purchase Agreement, respectively. Without limiting the generality of the foregoing, the Collateral Agent or its agent is authorized to sign any financing statements and similar forms which may be necessary or desirable to perfect the Security Interest in any jurisdiction on behalf of the Borrower. The Borrower hereby declares that the irrevocable power of attorney granted hereby, being coupled with an interest, is given for valuable consideration.

2.9  Payment of Deficiency

If the proceeds of realization are insufficient to pay all monetary Obligations, the Borrower shall forthwith pay or cause to be paid to the Collateral Agent any deficiency and the Collateral Agent may sue the Borrower to collect the amount of such deficiency.

2.10 Assemble the Collateral

To assist the Collateral Agent in the implementation of such rights and remedies, the Borrower will, at its own risk and expense and immediately upon the Collateral Agent's request, assemble and prepare for removal such items of the Collateral as are selected by the Collateral Agent as shall, in the Collateral Agent's sole judgment, have a value sufficient to cover all the Obligations.

2.11 Allocation of proceeds

All monies collected or received by the Collateral Agent in respect of the Collateral may be held by the Collateral Agent and will be applied in accordance with the Master Receivables Purchase Agreement or Article 6 of this Agreement.

2.12 Waivers and Extensions

The Collateral Agent or the Lender may waive any default or breach by the Borrower of any of the provisions contained in this Agreement. No waiver shall extend to a subsequent breach or default, whether or not the subsequent breach or default is the same as, or similar to, the breach or default waived and no act or omission of the Collateral Agent shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default of the Borrower or the rights of the Collateral Agent or the Lender resulting therefrom. Any such waiver must be in writing and signed by the Collateral Agent or the Lender to be effective.

Either the Collateral Agent or the Lender may also grant extensions of time and other indulgences, accept compositions, grant releases and discharges, release the Collateral to third parties and otherwise deal with the Borrower's guarantors or sureties and others and with the Collateral and other securities as they may see fit without prejudice to the liability of the Borrower to the Lender or the Collateral Agent, or the Lender's or Collateral Agent's rights, remedies and powers under this Agreement. No extension of time, forbearance, indulgence or other accommodation now, heretofore or hereafter given by the Lender or the Collateral Agent to the Borrower shall operate as a waiver, alteration or amendment of the rights of the Lender or the Collateral Agent or otherwise preclude the Lender or the Collateral Agent from enforcing such rights.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Borrower and AmeriCredit Canada

On each Purchase Date, Determination Date, Settlement Date and Funding Date, the Borrower, the Servicer and AmeriCredit Canada jointly and severally represent and warrant to the Lender, the Administrator and the Collateral Agent that:

     (a) Existence and Power. The Borrower is a trust duly organized, validly existing and in good standing under the laws of Ontario and has all power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Borrower is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified.

     (b) Authorization; Contravention. The execution, delivery and performance by the Borrower of this Agreement and the other Transaction Documents are within the Borrower's trust powers, have been duly authorized by all necessary trust action, require no action by or in respect of, or require the consent or approval of, or the filing of any notice or other documentation with, any Governmental Authority or other Person and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Trust Declaration or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Adverse Claim on the assets of the Borrower.

     (c) Binding Effect. Each of this Agreement and the other Transaction Documents has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

     (d) Perfection. Both immediately preceding and after giving effect to each Funding, the Borrower shall be the legal and beneficial owner of all of the Receivables, Related Security and Collections, free and clear of all Adverse Claims. On or prior to each Funding and each day on which a Receivable is sold to the Borrower by AmeriCredit Canada pursuant to the Master Receivables Purchase Agreement, all financing statements and other documents required to be recorded or filed in order to perfect and protect (subject to any security interests perfected by possession) (i) the Borrower's interest in the Receivables, the Related Security with respect thereto and all Proceeds thereof against all Persons and (ii) the interest of the Lender in the Collateral against all Persons and the Borrower will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

     (e) Accuracy of Information. All information heretofore furnished by the Borrower to the Collateral Agent, the Lender or any of the other Persons party hereto for purposes of or in connection with this Agreement, the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Borrower to any such Person will be, true and accurate in every material respect, and the Borrower has not omitted to disclose any information which is material to the transaction on the date such information is furnished.

     (f) Tax Status. All tax returns (federal, provincial and local) required to be filed with respect to the Borrower have been filed and there has been paid or adequate provision made for the payment of all material taxes, assessments and other governmental charges in respect of the Borrower.

     (g) Action, Suits. There are no actions, suits or proceedings pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or its properties in or before any court, arbitrator or other body. The Borrower is not in violation of any order of any Governmental Authority.

     (h) Use of Proceeds. The proceeds of any Funding will be used by the Borrower to (i) acquire the Receivables and the Related Security from AmeriCredit Canada pursuant to the Master Receivables Purchase Agreement or (ii) as otherwise expressly permitted by the Transaction Documents.

     (i) Place of Business. (i) The principal place of business and chief executive office (as such terms are defined in the PPSA) of the Borrower and the office where the Borrower keeps its records and (ii) the office where the Borrower keeps its Records concerning the Receivables and Related Security, respectively are located at:

           (i)   320 Bay Street
                 Toronto, Ontario  M5H 4A6; and

           (ii)  4001 Embarcadero Drive
                 Arlington, Texas  76014

     (j) Good Title. Upon each Funding and on each day on which a Receivable and Related Security is sold to the Borrower by AmeriCredit Canada pursuant to the Master Receivables Purchase Agreement, the Collateral Agent on behalf of the Lender shall acquire a valid and perfected first priority security interest in each Receivable and Related Security that exists on the date of such Funding and sale and in the Collections with respect thereto free and clear of any Adverse Claim.

     (k) Nature of Receivables. Each Receivable represented by the Borrower or Servicer (to the extent the Servicer is AmeriCredit Canada or any Subsidiary or Affiliate of

          AmeriCredit Canada) to be an Eligible Receivable (including in any report, document or instrument delivered hereunder or in connection with the other Transaction Documents) satisfies at the time of such representation or inclusion the definition of "Eligible Receivable" set forth in the Master Receivables Purchase Agreement.

     (l) Collection and Servicing; Material Adverse Effect. Since October 10, 2001, there has not been any material adverse change in the ability of the Servicer (to the extent the Servicer is AmeriCredit Canada or any Subsidiary or Affiliate of AmeriCredit Canada) to service and collect the Receivables.

     (m) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

     (n) Bulk Sales. No transaction contemplated hereby or by the Master Receivables Purchase Agreement requires compliance with any bulk sales act or similar law.

     (o) Transfers Under Master Receivables Purchase Agreement. Each Receivable which has been transferred to the Borrower by AmeriCredit Canada has been purchased by the Borrower from AmeriCredit Canada pursuant to, and in accordance with, the terms of the Master Receivables Purchase Agreement.

     (p) Insurance Policies. At the time of the sale of each Receivable and Related Security by AmeriCredit Canada to the Borrower pursuant to the Master Receivables Purchase Agreement, each Financed Vehicle is required to be covered by physical damage insurance obtained by the related Obligor at least in the amount required by the related Receivable, and each such required insurance policy is required to name AmeriCredit Canada as loss payee and is required to be in full force and effect.

     (q) Not Non-Resident. The Borrower is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

     (r) Name of Borrower; Trust Declaration. The Borrower has not changed its name and the Trust Declaration has neither been amended nor rescinded.

     (s) Compliance. The Borrower has complied in all material respects with all Laws in respect of the conduct of its business and ownership of its property including the Receivables and the other Collateral.

     (t) No Servicer Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Servicer Termination Event or a Potential Servicer Termination Event.

     (u) Preference; Voidability. With respect to each transfer of Receivables and Related Security from the Seller to the Borrower, the Borrower has given reasonably equivalent value to the Seller, in consideration for such transfer of Receivables and Related Security, and each such transfer has not been made for or on account of an antecedent debt owed by the Seller to the Borrower and no such transfer is or may be voidable under any Section of the Bankruptcy and Insolvency Act (Canada).

3.2  Representations and Warranties of the Servicer

On each Purchase Date, Determination Date, Settlement Date and Funding Date, AmeriCredit Canada, in its capacity as the initial Servicer, represents and warrants to the Lender and the Collateral Agent each of the representations and warranties made by it under the Servicing Agreement as if each such representation and warranty were specifically set out herein.

3.3  Survival

The representations and warranties set forth in Sections 3.1 and 3.2 will survive the date hereof, each Purchase Date and each Funding Date and remain in full force and effect for the benefit of the Lender and the Collateral Agent.

3.4  Deemed Warranties

Any document, instrument, certificate or notice delivered hereunder by the Borrower to the Lender or the Collateral Agent shall be deemed a representation and warranty by the Borrower.

                                   ARTICLE 4
                                   COVENANTS

4.1  Affirmative Covenants of AmeriCredit Canada

At all times from the date hereof to the later to occur of (i) the Facility Termination Date or (ii) the date on which the Net Loan Investment has been reduced to zero and all amounts owing under this Agreement, the Loan Agreement, the Loan Note and the other Transaction Documents shall have been paid in full in cash, unless the Collateral Agent and the Lender shall otherwise consent in writing:

     (a) Financial Reporting and Other Information. AmeriCredit Canada shall, and shall cause AmeriCredit Corp. (in respect of items (i) and (ii) only) to, maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Collateral Agent:

          (i) Annual Reporting. As soon as available and in any event within 90 days (or the next succeeding Business Day if the last day of such period is not a Business Day) after the end of each fiscal year, a copy of the audited consolidated financial statements for such year for AmeriCredit Corp. and its consolidated Subsidiaries prepared in accordance with United States GAAP and any management letter (which letter shall be furnished as soon as available) prepared by independent certified public accountants acceptable to the Collateral Agent, certified, without qualification by such accountants and each other report or statement sent to shareholders or publicly filed by AmeriCredit Corp.

          (ii) Quarterly Reporting. As soon as available and in any event within 45 days (or the next succeeding Business Day if the last day of such period is not a

               Business Day) after the end of each of the first three quarters of each fiscal year of AmeriCredit Corp., a consolidated balance sheet of AmeriCredit Corp. and its consolidated Subsidiaries as of the end of such quarter and including the prior comparable period, and a consolidated statement of income of AmeriCredit Corp. and its consolidated Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer or chief accounting officer of AmeriCredit Corp. identifying such documents as being the documents described in this Section 4.1(a)(ii) and stating that the information set forth therein fairly presents the financial condition of AmeriCredit Corp. and its consolidated Subsidiaries as of and for the periods then ended, subject to year-end adjustments consisting only of normal, recurring accruals.

         (iii) Notice of Termination Events or Potential Termination Events, Etc. (A) As soon as possible and in any event within two (2) days after the occurrence of each Termination Event, each Potential Termination Event or each Servicer Termination Event, a statement of the chief financial officer, chief accounting officer or treasurer of the Servicer (to the extent the Servicer is AmeriCredit Canada or any Subsidiary or Affiliate of AmeriCredit Canada) setting forth details of such Termination Event, Potential Termination Event or Servicer Termination Event and the action which the Borrower proposes to take with respect thereto, which information shall be updated promptly from time to time;
               (B) promptly after the Borrower or Administrator obtains knowledge thereof, notice of any litigation, investigation or proceeding that may exist at any time between the Servicer (to the extent the Servicer is AmeriCredit Canada or any Subsidiary or Affiliate of AmeriCredit Canada) and any Person that may result in a Material Adverse Effect or any litigation or proceeding relating to any Transaction Document; and (C) promptly after the occurrence thereof, notice of any event which could reasonably be expected to have a Material Adverse Effect.

         (iv) Debt Rating Notification. Within five (5) days after the date of any change in AmeriCredit Corp.'s public or private debt ratings, if any, a written certification of AmeriCredit Corp.'s public and private debt ratings after giving effect to any such change.

         (v) Other Information. Such other information (including non-financial information) with respect to the Borrower, AmeriCredit Corp. or AmeriCredit Canada or any of their respective Affiliates as the Collateral Agent or the Lender may from time to time reasonably request.

(b)      Conduct of Business.

         (i) AmeriCredit Canada shall, and shall cause AmeriCredi Canada's Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing as a domestic corporation in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; and

         (ii) AmeriCredit Canada shall cause the Borrower to do all things necessary to remain as a trust duly organized, validly existing and in good standing under the laws of Ontario and to maintain the Trust Declaration without amendment or rescission thereto.

(c) Compliance with Laws. AmeriCredit Canada shall, and shall cause the Borrower and shall cause AmeriCredit Canada's Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject.

(d) Furnishing of Information, Servicer's Report and Inspection of Records. AmeriCredit Canada shall, and shall cause the Borrower to, furnish to the Collateral Agent from time to time such information with respect to the Receivables as the Collateral Agent may reasonably request, including, without limitation, listings identifying the Obligor and the outstanding balance for each Receivable. The Servicer shall furnish to the Collateral Agent on each Determination Date a Servicer's Report. AmeriCredit Canada shall, and shall cause the Borrower to, at any time and from time to time, during regular business hours, on at least five Business Days' (or if a Termination Event or Potential Termination Event has occurred, one Business Day's) notice, permit the Collateral Agent or the Lender, or their agent or representatives, (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Borrower and/or AmeriCredit Canada, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Borrower's or AmeriCredit Canada's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or chartered accountants of the Borrower or AmeriCredit Canada, as applicable, having knowledge of such matters.

(e) Offices, Records and Books of Account. AmeriCredit Canada shall cause the Borrower (i) to keep its principal place of business and chief executive office (as such terms or similar terms are used in the PPSA) and the office where it keeps its records concerning the Receivables at the address of the Borrower set forth in Section 8.2 or at any other locations in a province in Canada other than Quebec where all actions requested by the Secured Parties to protect and perfect the interest of the Collateral Agent, in the Collateral have been taken and completed and (ii) to provide the Lender and the Collateral Agent with at least 30 days' written notice before making any change in the Borrower's name or making any other change in the Borrower's location, identity or corporate structure that could render any Financing Statement filed in connection with the Transaction Documents ineffective to perfect the security interest with respect to which such Financing Statement was filed. Each notice to the Lender and the Collateral Agent pursuant to the foregoing sentence shall set forth the applicable change and the effective date thereof. AmeriCredit Canada shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). AmeriCredit Canada shall, and shall cause the Borrower to, give the Collateral Agent notice of any material change in the administrative and operating procedures of the Borrower or AmeriCredit Canada, as applicable, referred to in the previous sentence.

         (f) Performance and Compliance with the Receivables. AmeriCredit Canada, at its expense, shall cause the Borrower to, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Borrower or AmeriCredit Canada in respect of the Receivables except where the failure to do so could not be reasonably expected to have a Material Adverse Effect.

         (g) Credit and Collection Policies. AmeriCredit Canada shall, and shall cause the Borrower to, comply in all material respects with the Credit and Collection Policy in regard to each Receivable.

4.2      Negative Covenants of AmeriCredit Canada

At all times from the date hereof to the later to occur of (i) the Facility Termination Date or (ii) the date on which the Net Loan Investment has been reduced to zero and all amounts owing under this Agreement, the Loan Agreement, the Loan Note and the other Transaction Documents shall have been paid in full in cash, unless the Collateral Agent and the Lender shall otherwise consent in writing:

         (a) No Sales, Liens, Etc. Except as otherwise provided herein and in the Master Receivables Purchase Agreement, AmeriCredit Canada shall not, and shall not permit the Borrower to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (or the filing of any financing statement) upon or with respect to any of the Collateral, or any account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

         (b) No Extension or Amendment of Receivables. Except as otherwise permitted pursuant to the Servicing Agreement or the Credit and Collection Policy, AmeriCredit Canada shall not, and shall not permit the Borrower to, extend, amend, waive or otherwise modify any term or condition of any Receivable.

         (c) No Amendment of Master Receivables Purchase Agreement. AmeriCredit Canada shall not, and shall not permit the Borrower to, amend, supplement or otherwise modify the Master Receivables Purchase Agreement or the Servicing Agreement or waive any provision thereof, in each case except with the prior written consent of the Collateral Agent and the Lender; nor shall AmeriCredit Canada take, or permit the Borrower to take, any other action under the Master Receivables

               Purchase Agreement or the Servicing Agreement that could be reasonably expected to have a Material Adverse Effect.

         (d) No Amendment of Administration Agreement. AmeriCredit Canada shall not, in its capacity as Administrator, amend, supplement or otherwise modify the Administration Agreement without the prior written consent of the Collateral Agent and the Lender.

         (e) Change of Name, Etc. AmeriCredit Canada shall not, and shall not permit the Borrower to, change its name, identity or structure or the location of its chief executive office or place of business, unless at least 30 days prior to the effective date of any such change the Borrower or AmeriCredit Canada, as applicable, delivers to the Lender and the Collateral Agent such documents, instruments or agreements, executed by AmeriCredit Canada, the Borrower or the Collateral Agent, as applicable, as are necessary to reflect such change and to continue the perfection of the Collateral Agent's security interest in the Collateral. AmeriCredit Canada shall not, and shall not permit the Borrower to, change the location of its chief executive office or place of business except to a province in Canada other than Quebec.

4.3      Hedging Arrangements

The Borrower shall (i) at or prior to the time of any Funding, provide to the Lender and the Collateral Agent an Officer's Certificate stating that the Borrower has Hedging Arrangements in place satisfying the conditions of this
Section 4.3 as set forth below, and (ii) in connection with any Servicer's Certificate provided hereunder and to the extent not previously provided, provide an executed copy of all existing Hedging Arrangements, which Hedging Arrangements shall be satisfactory to the Collateral Agent and with respect to which the Borrower shall be the beneficiary, in respect of an aggregate notional amount at least equal to the Net Loan Investment, and if such Hedging Arrangement is a swap, not greater than the Aggregate Outstanding Balance of Eligible Receivables at such time related to such swap. On each Funding Date, the notional balance of the Hedging Arrangement shall be in an amount at least equal to the Net Loan Investment and, in the case of a swap, not exceeding the Aggregate Outstanding Balance of Eligible Receivables at such time (including any Receivables to be added in connection with such Funding). The form and structure and counterparty to each Hedging Arrangement shall be acceptable to the Collateral Agent and the Lender and each Hedging Arrangement must be in full force and effect at all times during which the Net Loan Investment is greater than zero. Any counterparty to a Hedging Arrangement shall have a long term unsecured debt rating of at least A2 from Moody's and A from S&P. With respect to each Funding, the related Hedging Arrangement shall provide that (a) the strike rate, if such Hedging Arrangement is an interest rate cap agreement, and
(b) the fixed rate, if such Hedging Arrangement is a swap, is 11.25% less than the weighted average Annual Percentage Rate on the Receivables related to such Funding. The related amortization schedule of the Hedging Arrangement shall be calculated using an ABS prepayment speed of no greater than (x) 0.75%, if such Hedging Arrangement is an interest rate cap agreement and (y) 1.4%, if such Hedging Arrangement is a swap. With respect to any Hedging Arrangement, (i) on and after the Facility Termination Date or the occurrence of a Termination Event or Potential Termination Event, the Collateral Agent shall have the right, in its sole discretion, to direct the Borrower's actions with respect thereto and
(ii) the related amortization schedule shall be approved by the Collateral
Agent.

                                   ARTICLE 5
                                   ACCOUNTS

5.1      Accounts

         (a) On or prior to the Closing Date, the Servicer shall establish and maintain, in the name of the Borrower for the benefit of the Borrower, the Collateral Agent and the Secured Parties, the following accounts:

               (i) an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Borrower, and subject to the Security Interest in favour of the Collateral Agent and the Secured Parties.

               (ii) an Eligible Deposit Account (the "Cash Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Borrower, and subject to the Security Interest in favour of the Collateral Agent and the Secured Parties.

               (iii) Prior to the completion of the Registration Conditions the
                     Collection Account and the Cash Reserve Account shall be established at Bank of Montreal and shall be administered by the Collateral Agent in accordance with subsections (b) and (c) below and following the completion of the Registration Conditions such accounts shall be transferred to The Bank of Nova Scotia and administered by the Servicer in accordance with subsections (d) and (e) below.

         (b) Prior to the completion of the Registration Conditions and subject to Section 5.2, funds on deposit in the Trust Accounts shall be invested or reinvested by the Collateral Agent in Eligible Investments selected by and directed in writing by the Servicer (which written direction may be in the form of standing instructions); provided, however, it is understood and agreed that the Collateral Agent shall not be liable for the selection of, or any loss arising from such investment in, Eligible Investments. All such Eligible Investments shall be held by the Collateral Agent for the benefit of the Borrower, and subject to the Security Interest in favour of the Collateral Agent and the Secured Parties, provided that on the Business Day prior to each Settlement Date all Investment Earnings on funds on deposit therein shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Available Funds for such Settlement Date. Funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day preceding each Settlement Date. Funds deposited in a Trust Account on the Business Day that precedes a Settlement Date upon the maturity of any Eligible Investments are not required to be invested overnight.

         (c) Prior to the completion of the Registration Conditions, the Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Collateral. The

               Trust Accounts shall be under the sole dominion and control of the Collateral Agent for the benefit of the Lender. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Collateral Agent (or the Servicer on its behalf) shall within 10 Business Days establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account.

         (d) Following the completion of the Registration Conditions and subject to Section 5.2, funds on deposit in the Trust Accounts shall be invested or reinvested by the Servicer in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Borrower, and subject to the Security Interest in favour of the Collateral Agent and the Secured Parties, provided that on the Business Day prior to each Settlement Date all Investment Earnings on funds on deposit therein shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Available Funds for such Settlement Date. Funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day preceding each Settlement Date. Funds deposited in a Trust Account on the Business Day that precedes a Settlement Date upon the maturity of any Eligible Investments are not required to be invested overnight.

         (e) Following the completion of the Registration Conditions, the Borrower shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Collateral. Subject to the terms of the Account Control Agreement being entered into with The Bank of Nova Scotia in respect of the Trust Accounts, the Trust Accounts shall be under the sole dominion and control of the Borrower for the benefit of Collateral Agent and the Lender with access to be provided to the Servicer solely for the purpose of complying with the terms of this Agreement and the other Transaction Documents until such time as the Collateral Agent provides the Borrower and the Servicer with a copy of a notice provided to The Bank of Nova Scotia in accordance with the terms of the above referenced Account Control Agreement. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Servicer shall within 10 Business Days establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account.

         (f) If the Collateral Agent or the Lender reasonably believes that the deposit of funds into the Depository Account in connection with the transactions described in the Transaction Documents are in jeopardy of being misdirected to another Person and have provided written notice to that effect to the Servicer and AmeriCredit Canada then the Servicer or AmeriCredit Canada shall use their reasonable commercial efforts to arrange for all Persons with an interest in the funds on deposit in the Depository Account to enter into an intercreditor agreement in form and substance satisfactory to the Collateral Agent as to the relative priorities of such Persons with respect to such funds. In addition, if the Borrower, the Servicer or AmeriCredit Canada enters into any type of intercreditor arrangement with any other Person with respect to the Depository Account the Servicer shall notify the Collateral Agent of same and shall use its reasonable commercial efforts to provide similar arrangements to the Collateral Agent upon the Collateral Agent's request to do so.

5.2      General Provisions Regarding Trust Accounts

         (a) Prior to the completion of the Registration Conditions, so long as no Termination Event shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested in Eligible Investments and reinvested by the Collateral Agent subject to the provisions of Section 5.1(b) of this Agreement. All income or other gain from investments of moneys deposited in the Trust Accounts shall be deposited by the Collateral Agent into the Collection Account, and any loss or expenses resulting from such investments shall be charged to such account. The Servicer or Borrower will not direct the Collateral Agent to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person.

         (b) Prior to the completion of the Registration Conditions, if: (i) the Borrower or Servicer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Collateral Agent by 11:00 a.m. (Toronto time) (or such other time as may be agreed by the Servicer and the Collateral Agent) on any Business Day; or (ii) a Termination Event shall have occurred and be continuing then the Collateral Agent shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments selected by the Collateral Agent.

         (c) Following the completion of the Registration Conditions, all or a portion of the funds in the Trust Accounts shall be invested in Eligible Investments and reinvested by the Servicer subject to the provisions of Section 5.1(b) of this Agreement. All income or other gain from investments of moneys deposited in the Trust Accounts shall be deposited by the Servicer into the Collection Account, and any loss or expenses resulting from such investments shall be charged to such account. The Servicer or Borrower will not make any investment of any funds or sell any investment held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person.

                                   ARTICLE 6
                     COLLECTIONS; DISTRIBUTIONS AND PAYMENTS

6.1      Collections

         (a) Each of the Borrower, AmeriCredit Canada and the Servicer shall, and the Servicer shall cause any subservicer to, remit within two Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables, and all Liquidation Proceeds and other recoveries, both as collected during the Monthly Period. Notwithstanding the foregoing, for so long as: (i) AmeriCredit Canada remains the Servicer, (ii) no Servicer Termination Event shall have occurred and be continuing, and (iii) AmeriCredit Canada maintains a long term rating of at least A (low) by DBRS and AmeriCredit maintains a short term rating of at least A-1 by S&P, the Servicer shall remit such collections with respect to each Monthly Period to the Collection Account on the Business Day preceding the related Settlement Date. For purposes of this
               Article 6, the phrase "payments by or on behalf of the Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Seller.

         (b) Collections shall not include any amounts paid by Obligors during such Collection Period that (i) were collected in the Depository Account and (ii) did not relate to the Receivables. On each Settlement Date the Servicer shall pay or distribute to the Seller all amounts on deposit in the Collection Account for the related Collection Period that do not relate to the amounts described in clauses (i) and (ii) above in accordance with the instructions contained in the Servicer's Certificate for such Settlement Date.

         (c) The Servicer will also be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Seller to have resulted from mistaken deposits or postings or cheques returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Settlement Date pursuant to Section 6.4(b)(iii) upon certification by the Servicer of such amounts in the related Servicer's Certificate and the provision of such information to the Collateral Agent as may be necessary in the opinion of the Collateral Agent to verify the accuracy of such certification; provided, however, that the Servicer must provide such clarification within 3 months of such mistaken deposit, posting, or returned cheque, provided that such reimbursement shall not be made following the distribution of related funds pursuant to Section 6.4 hereof.

6.2      Application of Collections

         (a) With respect to each Receivable, all Collections for the Monthly Period shall be applied to the related Scheduled Receivables Payment.

         (b)   All Liquidation Proceeds shall be applied to the related
               Receivable.

6.3      Additional Deposits

The Servicer and the Seller shall deposit or cause to be deposited in the Collection Account the Aggregate Outstanding Balance with respect to Receivables and any Monthly Period on the Business Day preceding the Settlement Date for the Monthly Period in which the obligation to pay any Outstanding Balance arose. The Servicer will deposit the Aggregate Outstanding Balance with respect to Purchased Receivables when such obligations are due, unless the Servicer shall not be required to make daily deposits pursuant to Section 6.1.

6.4      Distributions

         (a) On each Determination Date with respect to the prior Monthly Period and the related Settlement Date, the Servicer shall calculate the Monthly Collections, the Available Funds, the Servicing Fee, the Administration Fee, the Trust Expenses, the Targeted Monthly Principal Payment, the Targeted Additional Monthly Principal Payment, the Loan Note Funding Costs, the net amount, if any, payable by the Borrower under the Hedging Arrangements, the Investment Earnings, the accrued and unpaid interest on the Seller Loan Note Balance, the Targeted Seller Loan Principal Payment and all other amounts required to determine the amounts, if any, to be deposited in or paid from each of the Trust Accounts on or before the related Settlement Date (or, in the case of payments, if any, due under the Hedging Arrangements, on the Business Day preceding the Settlement Date). Based on such calculations, the Servicer shall deliver to the Collateral Agent a Servicer's Certificate specifying such amounts and, depending upon whether the Registration Conditions have been satisfied, either instucting the Collateral Agent to make, or advising the Collateral Agent that the Servicer is making, withdrawals, deposits and payments of the amounts necessary to make the distributions and payments provided for in Sections 6.4 and 6.5 on or before such Settlement Date and the Borrower irrevocably consents to the giving of such instructions or advice, as the case may be, and the making of such withdrawals, deposits and payments.

         (b) On each Settlement Date (or in the case of payments to the counterparties under the Hedging Arrangements pursuant to clause
               (i) below, if any, on the Business Day preceding such Settlement
               Date), all Available Funds for such date shall be applied, without duplication, by the Servicer or the Collateral Agent, respectively, as follows and in the following priority:

               (i) to pay any amounts due to any counterparty under any Hedging Arrangement on or for such Settlement Date (exclusive of payments due to such counterparty in connection with any Early Termination Date under (and as defined in) the Hedging Arrangements);

               (ii) to pay the Administrator and the Trustee, as applicable, pro rata, to pay the Administration Fee and the Trust Expenses (to the extent that such Trust Expenses do not exceed $50,000 per annum) for such Settlement Date and any previous Settlement Dates to the extent not previously paid;

               (iii) to pay the Servicer, the Servicing Fee, if any, for the immediately preceding Settlement Period and any previous Settlement Dates to the extent not previously paid;

               (iv) to pay to (A) the Collateral Agent, for the account of the Lender, an amount equal to all accrued and unpaid Loan Note Funding Costs for such Settlement Date and any previous Settlement Dates to the extent not previously paid and any amounts due in respect of the non-utilization fee referred to in paragraph 2 of the Fee Letter and (B) the counterparties under the Hedging Arrangements any amounts due under any Hedging

               Arrangements on or for such Settlement Date (and any previous Settlement Dates to the extent not previously paid) in respect of or in connection with any Early Termination Date under (and as defined in) the Hedging Arrangements, pro rata, based on the proportion that each amount owing under (A) and (B) above, as applicable, bears to the sum of the amounts owing under (A) and
               (B) above;

        (v) to pay the Collateral Agent, for the account of the Lenders, an amount equal to the lesser of (A) the Targeted Monthly Principal Payment for such Settlement Date and (B) the Net Loan Investment for such Settlement Date;

        (vi) if such Settlement Date is prior to the occurrence of a Termination Event, to pay or deposit to the Cash Reserve Account an amount equal to the positive difference, if any, between (A) the Cash Reserve Account Required Amount for such Settlement Date and (B) the amount on deposit in the Cash Reserve Account on such date;

        (vii) to pay the Collateral Agent, for the account of the Lender, an amount equal to the Targeted Additional Monthly Principal Payment for such Settlement Date;

        (viii) to pay the Collateral Agent, for the account of the Persons entitled thereto, an amount equal to all other Aggregate Unpaids for such date described in clauses (iii) and (v) of the definition thereof payable to the Lender or the Collateral Agent and not paid from distributions made under clauses (b)(ii) to
               (v), both inclusive, above;

        (ix) an amount equal to all other Aggregate Unpaids for such date described in clause (i) of the definition thereof;

        (x) to pay the Seller (or any transferee or assign pursuant to Section 4.9 of the Master Receivables Purchase Agreement) the accrued and unpaid interest (including interest on overdue interest) on the Seller Loan Note Balance for such Settlement Date and any previous Settlement Dates to the extent not previously paid;

        (xi) to pay the Trustee, the Trust Expenses, to the extent not paid under clause (b)(ii) for such Settlement Date and any previous Settlement Dates to the extent not previously paid;

        (xii) to retain for the Borrower, the sum of $100 for distribution to the beneficiaries of the Borrower;

        (xiii) to pay the Seller (or any transferee or assign pursuant to Section 4.9 of the Master Receivables Purchase Agreement), in repayment of the outstanding Seller Loan Note Balance, an amount equal to the lesser of:

               (A) the Targeted Seller Loan Principal Payment for such
                   Settlement Date, and

               (B) the outstanding Seller Loan Note Balance; and

         (xiv) the balance, if any, after application of clauses (i) through
               (xiii) above, shall be paid to the Seller (or any transferee or assignee pursuant to Section 4.9 of the Master Receivables Purchase Agreement) as part of the Monthly Residual Purchase Price Amount.

    (c) On each Settlement Date the Servicer shall pay, or shall instruct the Collateral Agent to pay, to the Seller (or any transferee or assign pursuant to Section 4.9 of the Master Receivables Purchase Agreement) the Monthly Residual Purchase Price Amount for such date from the Monthly Collections for such date after all amounts under Section 6.4(b) above due to the Lender or Collateral Agent on such date are paid. Notwithstanding the foregoing, if there is a Subordinated Loan for any Settlement Date under Section 1.6(c) or (e) of the Master Receivables Purchase Agreement, the portion of the Monthly Residual Purchase Price Amount, if any, otherwise payable to the Seller under this Section 6.4(c) and which is set off and netted in accordance with the Master Receivables Purchase Agreement against the obligation of the Seller to make such Subordinated Loans on such date, shall be included in the Monthly Net Collections and the Available Funds for such Settlement Date and applied to satisfy the payments to be made pursuant to clauses (b)(ii) to (b)(xiii), both inclusive, of this Section 6.4(c).

6.5 Cash Reserve Account

    (a) The Seller hereby directs the Borrower to, and the Borrower shall, retain in or deposit into the Cash Reserve Account, all Subordinated Loans made by the Seller to the Borrower pursuant to Section 1.6(b) and
         (c) of the Master Receivables Purchase Agreement.

    (b) If the Available Funds for any Settlement Date (other than the amounts on deposit in the Cash Reserve Account) are or will be insufficient to provide for the payment in full of the amounts described in Section 6.4(b)(i) through (viii) hereof, the Collateral Agent shall make a withdrawal from the Cash Reserve Account in the amount of such deficiency and the proceeds from such withdrawal shall be deposited into the Collection Account and applied by the Servicer or the Collateral Agent to Available Funds to make the distributions and payments required by Section 6.4(b)(i) through (viii), as applicable; provided, however that on the first Settlement Date on or after the occurrence of a Termination Event the Collateral Agent shall transfer all amounts then on deposit in the Cash Reserve Account to the Collection Account for application in accordance with Section 6.4(b) and thereafter no further amounts shall be deposited to the Cash Reserve Account.

    (c) If on any Settlement Date prior to the occurrence of a Termination Event or a Potential Termination Event, the amount on deposit in the Cash Reserve Account exceeds the Cash Reserve Account Required Amount for such Settlement Date

               (after giving effect to all deposits to and withdrawals from the Cash Reserve Account on such Settlement Date otherwise than pursuant to this Section 6.5(c)), the Collateral Agent shall distribute the amount of the excess to the Seller in payment of the outstanding Seller Loan Note Balance.

         (d) If on any Optional Repurchase Date, the amount on deposit in the Cash Reserve Account (calculated as of the Optional Repurchase Date and after giving effect to the Optional Repurchase and
               Section 6.4(b) above (if applicable on such date)) exceeds the Cash Reserve Account Required Amount, the Servicer shall (x) if no Termination Event or a Potential Termination Event shall have occurred, release to the Seller as an adjustment to the Purchase Price an amount equal to the excess of the amount on deposit in the Cash Reserve Account over the Cash Reserve Account Required Amount and (y) if a Termination Event or a Potential Termination Event shall have occurred, retain the amount on deposit in the Cash Reserve Account for application as part of Available Funds pursuant to Section 6.5 hereof on the next succeeding Settlement Date.

6.6      Proceeds of Realization.

         (a) If the Collateral Agent collects any money or property pursuant to Article 2 hereof with respect to the Collateral upon any sale or other disposition of the Collateral pursuant to this Agreement, it shall pay out the money or property in the following order:

               (i) first: to the Collateral Agent for unpaid fees expenses and other amounts due to the Collateral Agent in connection with such sale or disposition and then to the Trustee for unpaid fees, expenses and other amounts due to the Trustee (not including amounts due for payments to the beneficiaries of the Trust) in connection with such sale or disposition under the Trust Declaration or the Master Receivables Purchase Agreement; and

               (ii) second: to the Collection Account, for distribution pursuant to the terms and provisions of Section 6.4,
                      Section 6.5 and this Section 6.6.

         (b) Upon any Termination Event, the Servicer shall, or shall instruct the Collateral Agent to, distribute or pay the proceeds of such disposition (the "Event of Default Proceeds") deposited into the Collection Account under Section 6.6(a)(ii) on the Settlement Date on which the Event of Default Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Settlement Date, on the Settlement Date immediately following such deposit), to make the payments or deposits specified in Sections 6.4 and 6.5 of this Agreement (after the application on such Settlement Date of the Available Funds, funds on deposit in the Cash Reserve Account) from the Event of Default Proceeds and any funds remaining on deposit in the Cash Reserve Account.

6.7      Release

         (a) The Collateral Agent shall be deemed to have (i) released from the security interest granted herein to the Collateral Agent any Repurchased Receivables and

               Related Assets and any other Receivables and the Related Security and Collections repurchased by the Seller or purchased by the Servicer in accordance with the Master Receivables Purchase Agreement or the Servicing Agreement, as applicable, in each case, immediately upon satisfaction of the related Purchase Price in accordance with the terms of Section 1.7 or Section 1.10 of the Master Receivables Purchase Agreement, including, where applicable, the deposit to the Collection Account of the Optional Repurchase Price or Outstanding Balance of such Repurchased Receivables and Related Assets or other Receivables and (ii) reassigned to the Seller or assigned to the Servicer all of the Collateral Agent's rights under the Master Receivables Purchase Agreement or the Servicing Agreement, as applicable, with respect to such Receivable.

         (b) Notwithstanding the foregoing, the Collateral Agent shall execute and deliver to the Seller, at the Seller's request and expense, such documents or instruments as are necessary to sell, transfer and assign and/or release to the Seller all right title and interest of each of the Borrower, the Collateral Agent and the Secured Parties in the Repurchased Receivables and Related Assets and proceeds thereof.

         (c) Amounts properly distributed to the Seller (or any transferee or assign pursuant to Section 4.9 of the Master Receivables Purchase Agreement) pursuant to Section 6.4 shall be deemed released from the security interest granted herein to the Collateral Agent, and the Seller (and such transferees and assignees) or the Borrower shall in no event thereafter be required to refund any such distributed amounts.

6.8      Assignment by Seller

The Seller may at any time, with the consent of the Borrower and the Lender or Collateral Agent which consent shall not be unreasonably withheld or delayed, sell, transfer, convey or assign in any manner its rights to and interests in the Seller Loan Note, the principal of, and interest accrued or accruing on, and any other amounts in respect of, the Seller Loan Note Balance or any other distributions from the Cash Reserve Account, including interest and other investment earnings thereon.

6.9      Borrowing Base Adjustment Loans

The proceeds of all Borrowing Base Adjustment Loans made by the Seller to the Borrower and deposited to the Collection Account pursuant to the Master Receivables Purchase Agreement shall be applied by the Servicer on behalf of the Collateral Agent or by the Collateral Agent, as applicable to repay or reduce the Net Loan Investment on the date such Borrowing Base Adjustment Loans are made by the Seller and deposited to the Collection Account.

                                   ARTICLE 7
                              THE COLLATERAL AGENT

7.1      Duties of the Collateral Agent

The Lender hereby appoints Congress Financial Corporation (Canada) to act solely on its behalf as Collateral Agent hereunder and under the other Transaction Documents, and Congress

Financial Corporation (Canada) hereby accepts such appointment. The Collateral Agent, both prior to the occurrence of a Termination Event hereunder and after a Termination Event shall have been cured or waived, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement and the other Transaction Documents to which it is a party. The Collateral Agent shall at all times after the occurrence of a Termination Event which has not been cured or waived exercise such of the rights and powers vested in it pursuant to this Agreement using the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.

All Collections received by the Collateral Agent will, pending remittance to the Lender and the other parties entitled thereto, be held in trust by the Collateral Agent for the benefit of such parties and together with all other payment obligations of the Borrower hereunder shall be payable in accordance with the provisions of Article 6 hereof.

7.2      Indemnification of Collateral Agent

Each of the Borrower and AmeriCredit Canada shall indemnify the Collateral Agent, its officers, directors, employees and agents as set out in Section 4.1 of the Loan Agreement. This obligation shall survive termination of this Agreement.

7.3      Liability of the Collateral Agent

         (a) The Collateral Agent shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Collateral Agent in such capacity herein. No implied covenants or obligations shall be read into this Agreement or any other Transaction Documents against the Collateral Agent and, in the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement or any other Transaction Document.

         (b) The Collateral Agent shall not be liable for an error of judgment made in good faith by an authorized officer, unless it shall be conclusively proved in a judicial proceeding that the Collateral Agent shall have been grossly negligent in ascertaining the pertinent facts of which the Collateral Agent is required by the terms of this Agreement or any other Transaction Documents to make itself aware.

         (c) The Collateral Agent shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Agreement or any other Transaction Document or at the direction of a Secured Party relating to the exercise of any power conferred upon the Collateral Agent under this Agreement or any other Transaction Document.

         (d) The Collateral Agent shall not be charged with knowledge of any Termination Event unless an authorized officer obtains actual knowledge of such event or the Collateral Agent receives written notice of such event from the Borrower or the Lender, as the case may be.

         (e) Without limiting the generality of this Section 7.3, the Collateral Agent shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any other Transaction Document or any financing statement or continuation statement evidencing a security interest in the Receivables or the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Receivables, (iv) to confirm or verify the contents of any reports or certificates of the Borrower delivered to the Collateral Agent pursuant to this Agreement or any other Transaction Document believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties or (v) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Borrower's representations, warranties or covenants.

         (f) The Collateral Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Collateral Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Borrower under this Agreement.

         (g) The Collateral Agent may rely and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, any Servicer's Certificate, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

         (h) The Collateral Agent may consult with counsel and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement or any other Transaction Document in good faith and in accordance with such opinion of counsel.

         (i) The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any other Transaction Document; nothing contained in this Agreement, however, shall relieve the Collateral Agent of its obligations, upon the occurrence of a Termination Event (that shall not have been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (j) The Collateral Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Lender; provided, however, that if the payment within a reasonable time to the Collateral Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Collateral Agent, not reasonably assured by the Borrower, the Collateral Agent may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Borrower or, if paid by the Collateral Agent, shall be reimbursed by the Borrower upon demand.

         (k) The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through the Lender or attorneys or a custodian. The Collateral Agent shall not be responsible for any misconduct or negligence of any such agent or custodian appointed with due care by it hereunder.

                                   ARTICLE 8
                                  MISCELLANEOUS

8.1      Waivers; Amendments

         (a) No failure or delay on the part of the Collateral Agent or the Lender in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

         (b) The following steps may only be taken by or with the written consent of the Collateral Agent and the Lender:

              (i) an amendment to, or waiver under, this Agreement or any other Transaction Document;

              (ii) the waiver of any Termination Event or Servicer Termination Event;

              (iii) after the occurrence of a Termination Event, declaring the Facility Termination Date to have occurred; and

              (iv) replacing AmeriCredit Canada as Servicer and AmeriCredit US as the Custodian after the occurrence of a Servicer Termination Event.

8.2      Notices

Except as provided below, all communications, reports and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.2 and confirmation is received, (ii) if given by mail, three (3) Business Days following such posting, if postage prepaid, or if sent via U.S. certified or registered mail, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 8.2.

If to the Lender or the Collateral Agent:

         Congress Financial Corporation (Canada)
         141 Adelaide Street West
         Suite 1500
         Toronto, Ontario
         M5H 3L9

         Attention:  Enza Augusta

         Telephone: (416) 364-6401
         Telecopy:  (416) 364-8165

         with a copy to:

         Wachovia Securities
         Asset-Backed Finance - Investment Management
         301 S. College St.
         Charlotte, NC 28288-0610

         Attention:  Tim MacPhail

         Telephone: (704) 383-5127
         Facsimile: (704) 383-6162

         If to the Borrower:

         AmeriCredit Canada Funding Trust I
         c/o AmeriCredit Financial Services of Canada Ltd, as Administrator 1 Robert Speck Parkway, Suite 1420
         Mississauga, Ontario  L4Z 3M3

         Attention:  Treasurer

         Telephone: (905) 804-8258
         Telecopy:  (905) 804-8095
         with a copy to:

         CIBC Mellon Trust Company, as Trustee
         320 Bay Street
         P.O. Box 1
         Toronto, Ontario
         M5H 4A6

         Attention: Manager, Corporate Trust Services

         Telecopy:  (416) 643-5570


         Payment Information:

         [BANK]
         ABA _________
         Account __________
         Reference __________


         with a copy to:

         AmeriCredit Financial Services of Canada Ltd.
         801 Cherry Street
         Suite 3900
         Fort Worth, Texas 76102

         Attention:  Treasurer

         Telephone:  (817) 302-7022
         Telecopy:   (817) 302-7942

         If to AmeriCredit Canada:

         AmeriCredit Financial Services of Canada Ltd.
         1 Robert Speck Parkway
         Suite 1420
         Mississauga, Ontario
         L4Z 3M3

         Attention:  Treasurer

         Telephone:  (905) 804-8258
         Telecopy:   (905) 804-8095

         with a copy to:

         AmeriCredit Financial Services of Canada Ltd.

         801 Cherry Street
         Suite 3900
         Fort Worth, Texas 76102

         Attention:  Treasurer

         Telephone:  (817) 302-7022
         Telecopy:   (817) 302-7942


8.3      Governing Law; Submission to Jurisdiction

         (a) This Agreement shall be governed by, and construed in accordance with, the law of the Province of Ontario (without giving effect to the conflict of laws principles thereof).

         (b) Any legal action or proceeding with respect to this agreement may be brought in the courts of the Province of Ontario and by execution and delivery of this Agreement, each of the Borrower, the Collateral Agent, the Lender, the Seller, the Servicer and the Administrator consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each of the Borrower, the Lender, the Seller, the Servicer and the Administrator irrevocably waives, to the maximum extent permitted by law, any objection, including any objection to the laying of venue or based on the grounds of forum non convenience, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto. The Borrower, the Collateral Agent, the Lender, the Seller, the Servicer and the Administrator each waive personal service of any claim, notice of motion or application, summons, complaint or other process, which may be made by any other means permitted by Ontario law.

8.4      Counterparts

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

8.5      Successors and Assigns

         (a) This Agreement shall be binding on, and inure to the benefit of the Borrower and AmeriCredit Canada, and their respective successors and assigns; provided, however, that neither AmeriCredit Canada, nor the Borrower may assign any of its rights or delegate any of its duties hereunder or under the Master Receivables Purchase Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Lender.

         (b) Neither the Collateral Agent nor the Lender may assign its rights and obligations under or in this Agreement or the other Transaction Documents to any Person other than an Eligible Institution without the prior written consent of the

              Borrower, the Seller, the Servicer and AmeriCredit Canada, provided, however that after the occurrence of a Termination Event, the assignee may be any Person and no such consent shall be required.

         (c) The Lender may at any time grant to one or more Persons which shall be Eligible Institutions (each a "Participant") participating interests in this Agreement; provided however that participations may be granted to any Person after the occurrence of a Termination Event. In the event of any such grant by the Lender of a participating interest to a Participant, the Lender shall remain responsible for the performance of its obligations hereunder and neither the Borrower nor AmeriCredit Canada shall have any obligation to deal with any Participant hereunder. The Borrower and AmeriCredit Canada each agree that each Participant shall be entitled to the benefits of all representations, warranties, covenants, agreements and indemnities of the Borrower or AmeriCredit Canada made or contained in this Agreement, all of which may be enforced by the Lender for the benefit of itself and such participants.

8.6      Confidentiality Agreement

         (a) Each of the Borrower and AmeriCredit Canada hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of the Lender or the Collateral Agent to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank which is not an Affiliate of the Lender) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or
              (ii) as otherwise required (x) by applicable law, (y) under any applicable securities legislation, in connection with an offering of securities issued by the Borrower or an Affiliate thereof, or
              (z) by order of a court of competent jurisdiction.

         (b) Each of the Lender and Collateral Agent hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of the Borrower or AmeriCredit to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank which is not an Affiliate of the Lender) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or
              (ii) as otherwise required (x) by applicable law or (y) by order of a court of competent jurisdiction.

8.7      Further Assurances

Each of the Borrower and AmeriCredit Canada agrees to do such further acts and things and to execute and deliver to the Lender or the Collateral Agent such additional assignments, agreements, powers and instruments as are required by the Lender to carry into effect the purposes of this Agreement, the Loan Agreement, the Loan Note or the other Transaction Documents or to better assure and confirm unto the Lender or the Collateral Agent its rights, powers and remedies hereunder or thereunder.

8.8      Headings

Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

8.9      Limitation of Liability

It is expressly understood and agreed by the parties hereto that this Agreement will be conclusively deemed to have been executed by the Trustee only in its capacity as trustee of the Borrower and that (i) any and all of the representations, warranties, undertakings, covenants, indemnities, agreements and other obligations made on the part of the Trustee herein are made and intended not as personal representations, warranties, undertakings, covenants, indemnities, agreements and other obligations by the Trustee or for the purpose or with the intention of binding the Trustee in its personal capacity, but are made and intended for the purpose of binding only the property and assets of the Borrower or a specific portion thereof; (ii) no property or assets of the Trustee, whether owned beneficially by it in its personal capacity or otherwise (other than the Trust Fund, as such term is defined in the Trust Declaration), will be subject to levy, execution or other enforcement procedures with regard to any of the representations, warranties, undertakings, covenants, indemnities, agreements and other obligations of the Borrower or the Trustee hereunder; and
(iii) no recourse may be had or taken, directly or indirectly against the Trustee in its personal capacity, any beneficiary of the Borrower or any incorporator, Affiliate, shareholder, director, officer, representative, employee or agent of the Trustee or any predecessor or successor of the Trustee with regard to the representations, warranties, undertakings, covenants, indemnities, agreements and other obligations of the Borrower or the Trustee hereunder.

         IN WITNESS OF WHICH, the parties hereto have caused this Security Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                      AMERICREDIT CANADA FUNDING TRUST I,
                                      by its Trustee, CIBC MELLON TRUST COMPANY, by AMERICREDIT FINANCIAL SERVICES OF CANADA LTD. as Administrator

                                         By:____________________________________
                                            Name:
                                            Title:

                                         By:____________________________________
                                            Name:
                                            Title:

                                      AMERICREDIT FINANCIAL SERVICES OF CANADA
                                      LTD., as Seller and initial Servicer

                                         By:____________________________________
                                            Name:
                                            Title:

                                         By:____________________________________
                                            Name:
                                            Title:

                                      CONGRESS FINANCIAL CORPORATION (CANADA),in its capacity as Lender and as Collateral Agent


                                       By:______________________________________
                                          Name:
                                          Title:

                                       By:______________________________________
                                          Name:
                                          Title: